MEMBERSHIP PLAN

                                      FOR

                              SEDONA VACATION CLUB
                                AT LOS ABRIGADOS



                               TABLE OF CONTENTS

                                                                            Page

PREAMBLE   1

ARTICLE I - DEFINITIONS...................................................... 2

         Section 1.01.     Articles.......................................... 2
         Section 1.02.     Assessments....................................... 2
         Section 1.03.     Board............................................. 2
         Section 1.04.     Bylaws............................................ 2
         Section 1.05.     Capital Assessment................................ 2
         Section 1.06.     Check-In-Time and Check-Out-Time.................. 2
         Section 1.07.     Club.............................................. 2
         Section 1.08.     Common Areas...................................... 3
         Section 1.09.     Common Expenses................................... 3
         Section 1.10.     Common Furnishings................................ 3
         Section 1.11.     CPI Dues Adjustment Percentage.................... 3
         Section 1.12.     Dedicated Percentage.............................. 3
         Section 1.13.     Deed.............................................. 3
         Section 1.14.     Deed of Trust..................................... 3
         Section 1.15.     Dues.............................................. 3
         Section 1.16.     Every Year Membership............................. 4
         Section 1.17.     Every Other Year Membership....................... 4
         Section 1.18.     Excepted Areas.................................... 4
         Section 1.19.     Exchange Program.................................. 4
         Section 1.20.     Exchange User..................................... 4
         Section 1.21.     Fiscal Year....................................... 4
         Section 1.22.     Lender............................................ 5
         Section 1.23.     Maintenance Period................................ 5
         Section 1.24.     Managing Agent.................................... 5
         Section 1.25.     Member............................................ 5
         Section 1.26.     Membership........................................ 5
         Section 1.27.     Membership Certificate............................ 5
         Section 1.28.     Occupancy Period.................................. 5
         Section 1.29.     Occupancy Right................................... 5
         Section 1.30.     Occupancy Year.................................... 5
         Section 1.31.     Permitted User.................................... 6
         Section 1.32.     Personal Charges.................................. 6
         Section 1.33.     Plan.............................................. 6
         Section 1.34.     Property.......................................... 6
         Section 1.35.     Purchase Agreement................................ 6
         Section 1.36.     Record Book of Members............................ 6
         Section 1.37.     Renter............................................ 6
         Section 1.38.     Resort............................................ 7
         Section 1.39.     Rules and Regulations............................. 7
         Section 1.40.     Seller............................................ 7
         Section 1.41.     Time Period....................................... 7
         Section 1.42.     Unit.............................................. 7
         Section 1.43.     Unoccupied Unit................................... 7

ARTICLE II - RESERVATION RIGHTS, OCCUPANCY RIGHTS AND RESTRICTIONS........... 7

         Section 2.01.     Type of Ownership................................. 7
         Section 2.02.     Reservation and Occupancy Rights of Members....... 8
         Section 2.03.     Member's Obligations During Occupancy............. 9
         Section 2.04.     Additional Membership Rights...................... 9
         Section 2.05.     Failure to Vacate.................................10
         Section 2.06.     Occupancy Restrictions............................10
         Section 2.07.     Easement for Sales, Customer Service and
                               Related Purposes..............................11
         Section 2.08.     Rental of Units by Seller.........................11
         Section 2.09.     Restrictions on Resale of Club Memberships........11

ARTICLE III - THE CLUB.......................................................12

         Section 3.01.     Club..............................................12
         Section 3.02.     Membership in the Club............................12
         Section 3.03.     Issuance and Transfer of Membership Certificates..13
         Section 3.04.     Membership Protection.............................13
         Section 3.05.     Voting............................................13
         Section 3.06.     Actions of the Club Requiring Membership Approval.14
         Section 3.07.     Counting of Votes.................................14
         Section 3.08.     Board of Directors................................14
         Section 3.09.     Dedicated Percentage of Expenses Payable
                               by the Club...................................14

ARTICLE IV - MANAGEMENT......................................................15

         Section 4.01.     Powers and Duties Generally.......................15
         Section 4.02.     Specific Powers and Duties of the Club............15
         Section 4.03.     Authority and Duty to Engage Managing Agent.......17

ARTICLE V - DUES AND ASSESSMENTS.............................................18

         Section 5.01.     Creation of Personal Obligations for Assessments..18
         Section 5.02.     Use of Assessments................................19
         Section 5.03.     Basis of Maximum Dues.............................19
         Section 5.04.     Commencement and Collection of Dues...............19
         Section 5.05.     Payment of Assessments............................19
         Section 5.06.     Capital Assessments...............................19
         Section 5.07.     Personal Charges..................................19
         Section 5.08.     Exchange Program..................................20

ARTICLE VI - ENFORCEMENT OF RESTRICTIONS.....................................20

         Section 6.01.     General...........................................20
         Section 6.02.     Suspension and Termination of Privileges..........20




ARTICLE VII - DAMAGE, DESTRUCTION, CONDEMNATION..............................21

         Section 7.01.     General...........................................21
         Section 7.02.     Extensive Damage or Destruction...................21
         Section 7.03.     Excess Insurance Proceeds.........................22

ARTICLE VIII - SELLER'S RIGHTS...............................................22

ARTICLE IX - MISCELLANEOUS PROVISIONS........................................22

         Section 9.01.     Amendment.........................................22
         Section 9.02.     Termination.......................................23
         Section 9.03.     Notices...........................................23
         Section 9.04.     Severability......................................24
         Section 9.05.     Successors........................................24
         Section 9.06.     Violation or Nuisance.............................24
         Section 9.07.     Interpretation....................................24
         Section 9.08.     No Waiver.........................................24
         Section 9.09.     Applicable Law....................................24





                              MEMBERSHIP PLAN FOR
                              SEDONA VACATION CLUB
                                AT LOS ABRIGADOS


     This Membership Plan (the "Plan"), dated January 11, 1995, has been developed by SEDONA VACATION CLUB INCORPORATED, an Arizona nonprofit corporation (the "Club"), and LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP, an Arizona limited partnership ("Seller"). This Plan amends and supercedes all other membership plans previously recorded on behalf of the Club.


                                   PREAMBLE:

     A. The Club proposes to issue individual memberships in the Club ("Membership" or collectively the "Memberships") pursuant to which the person purchasing the Membership ("Member") shall have certain defined rights to occupy and use certain real property, described in Exhibit A attached hereto and made a part hereof (the "Property") and to use the Common Areas and the Common Furnishings as hereinafter defined during certain specified time periods and reserving to Seller and its successors the exclusive right to occupy and use the Property and to use the Common Areas and the Common Furnishings during all other periods of time, subject to the limitations, covenants, and conditions set forth in this Plan.

     B. Seller is the owner of the Property and certain other areas situated upon the Property (collectively referred to herein as the "Resort"). Seller currently operates the Resort as a hotel and shall continue to operate the Resort as a hotel to the extent of unsold or unused Memberships. See "Rental of Units by Seller" at Sec. 2.08.

     C. On October 18, 1988, the Club entered into a contractual agreement with the predecessor-in-interest to Seller (the "Transfer Agreement"), whereby the Club, on behalf of its future Members, acquired the right, in perpetuity, to use the Property, subject to the terms and conditions set forth in the Transfer Agreement, and the predecessor-in-interest to Seller acquired ownership of and the exclusive right to market Club Membership interests.

     D. Pursuant to an amendment to the Transfer Agreement dated September 10, 1991, as further amended by an Amendment of Amended Transfer Agreement dated August 12, 1992, Seller has reserved the right to issue to each consenting Member a Deed evidencing said Member's undivided fractional fee title interest in and to the Property, to be held in common with all other Members, and all Members receiving a Deed, except those who have paid in full for their Membership, shall contemporaneously execute a Deed of Trust to Seller which shall further secure the unpaid balance of each Member's Membership. The Deed for Members who purchased an Every Year Membership prior to January 11, 1995 conveys a 1/8,925 interest in and to the Property. The Deed for Members who purchased an Every Other Year Membership prior to January 11, 1995 conveys a 1/17,850 interest in and to the Property. On January 11, 1995, the Club and Seller executed a Third Amendment of the Transfer Agreement that increased the number of Memberships available for sale from 51 Memberships per Unit to 52 Memberships per Unit. Accordingly, the Deed for Members who purchase an Every Year Membership on or after January 11, 1995 shall convey a 1/9,325 interest in and to the Property. The Deed for Members who purchase an Every Other Year Membership on or after January 11, 1995 shall convey a 1/18,650 interest in and to the Property.

     E. By this Plan, Seller and the Club intend to establish a common plan for the use, enjoyment, repair, and improvement of the Property and the interests therein and for the payment of taxes, assessments, insurance premiums and other expenses. The Club and Seller intend to comply with the terms and conditions of the Arizona Real Estate Time Shares Act (Arizona Revised Statutes Sec 32-2197 et seq.).

     F. In furtherance of such intent, Seller and the Club declare that the Property is and shall be held, conveyed, mortgaged, leased, used, and improved subject to the limitations, covenants and conditions set forth in this Plan, as this Plan may be further amended, and in such other rules and regulations as are instituted pursuant to this Plan or pursuant to the Bylaws of the Club. All such limitations, covenants, conditions, rules and regulations shall be binding upon and for the benefit of the Club and each Member thereof and any party having or acquiring any right, title, interest or estate in the Property.

     G. The Club shall be responsible for the payment of a percentage of the costs of owning, operating, managing and maintaining the Property (such costs being hereinafter referred to as the "Dedicated Percentage"). The Dedicated Percentage of expenses payable by the Club shall be equal to the total expenses incurred by Seller multiplied by a fraction, the numerator of which is the number of Memberships then sold by Seller and the denominator of which is the total number of authorized Membership interests in the Club (the "Total Authorized Memberships"). See "Type of Ownership" at Sec. 2.01. Any expenses related to the ownership, operation, management or maintenance of the "Excepted Areas" as defined in Sec. 1.16 shall be the sole responsibility of Seller. See "Dedicated Percentage of Expenses Payable by the Club" at Sec. 3.09.


                                   ARTICLE I
                                  DEFINITIONS

     In addition to other definitions provided for herein, the following terms shall have the following meanings:

     Section 1.01. Articles. "Articles" means the Articles of Incorporation of the Club as the same may be amended from time to time.

     Section 1.02. Assessments. "Assessments" means that portion of Dues, Personal Charges and Capital Assessments which a Member is required to pay.

     Section 1.03. Board. "Board" means the Board of Directors of the Club.

     Section 1.04. Bylaws. "Bylaws" means the Bylaws of the Club adopted by the Board, as the same may be amended from time to time.

     Section 1.05. Capital Assessment. "Capital Assessment" shall mean a charge against each Member and his/her Membership, representing a portion of the cost to the Club for installation or construction of any capital improvements on or to, or for the benefit of, the Resort or for reconstruction of any capital improvements on any of the Resort which the Board may approve from time to time. Such charge shall be levied among all of the Memberships in the same proportions as are Dues.

     Section  1.06.   Check-In-Time  and  Check-Out-Time.   "Check-In-Time"  and
"Check-Out- Time" mean the times designated as such in the Plan or in the then current Rules and Regulations.

     Section 1.07. Club. "Club" means Sedona Vacation Club Incorporated, an Arizona nonprofit corporation, or any successor-in-interest by merger or express assignment of the rights of the Club hereunder.

     Section 1.08. Common Areas. "Common Areas" means all portions of the Property other than (a) the interiors of the Units and, where applicable, connected patio or balcony areas, and (b) the Excepted Areas.

     Section 1.09. Common Expenses. "Common Expenses" shall mean a portion of the actual and estimated costs of ownership, maintenance, management, operation, repair and replacement of the Property, all improvements benefiting the Property and the Common Furnishings including but not limited to taxes, insurance, utilities, reserves, maintenance fees, legal and accounting fees.

     Section 1.10. Common Furnishings. "Common Furnishings" means all furniture, furnishings, appliances, fixtures and equipment, and all other personal property from time to time owned, leased or held for use by the Club and which are located in or upon the Property, except any furniture, furnishings, appliances, fixtures, equipment and all other personal property located in the Excepted Areas.

     Section 1.11. CPI Dues Adjustment Percentage. "CPI Dues Adjustment Percentage" means a percentage equal to the sum of the percentage increase during the twelve (12) months ending on September 30th in the preceding calendar year in the Consumer Price Index in the Metropolitan Phoenix Area as determined by the United States Department of Labor, Bureau of Labor Statistics plus five percent (5%). In the event the Consumer Price Index is discontinued, the Board shall select an appropriate alternative economic indicator.

     Section 1.12. Dedicated Percentage. "Dedicated Percentage" means that portion of the expenses related to the ownership, operation, management and maintenance of the Property required to be paid by the Club to Seller, which Dedicated Percentage shall be equal to the total expenses incurred by Seller multiplied by the total amount of the undivided fractional ownership interests then held by Members to whom Seller sold a Membership. Any expenses related to the ownership, operation, management or maintenance of the Excepted Areas shall be the sole responsibility of Seller.

     Section 1.13. Deed. "Deed" means a fee simple interest to an undivided fractional interest in the Property, as evidenced by a recorded warranty deed executed by Seller on behalf of a Member, which Deed shall be subject to the terms and conditions of this Plan.

     Section 1.14. Deed of Trust. "Deed of Trust" means a recorded deed of trust executed by a Member on behalf of Seller which secures any unpaid balance of the Member's Membership, as evidenced by the Member's Purchase Agreement and any unpaid Dues or Common Assessments owed by such Member.

     Section 1.15. Dues. "Dues" shall mean a charge against each Member and his/her Membership, representing a portion of the annual costs of maintaining, improving (including reserves), repairing and managing a portion of the Property and all other Common Expenses which are to be paid by each Member to the Club as provided herein.

     Section 1.16. Every Year Membership. "Every Year Membership" means a Membership that entitles the Member to reserve and use his or her Membership in every year.

     Section 1.17. Every Other Year Membership. "Every Other Year Membership" means a Membership that entitles the Member to reserve and use his or her Membership in either every Odd Year or every Even Year. If the Member has purchased an Every Other Year Membership for every Odd Year, then he or she may reserve and use the Property only during those Occupancy Years ending in an odd number (for example, 1993, 1995, and so on). If the Member has purchased an Every Other Year Membership for every Even Year, then he or she may reserve and use the Property only during those Occupancy Years ending in an even number (for example, 1992, 1994, and so on).

     Section 1.18. Excepted Areas. "Excepted Areas" means the following areas situated at the Resort:

          (1) the On the Rocks Lounge and any and all other lounge or bar facilities (except those bar facilities located in the Units) now or hereafter existing on the Property,

          (2) the Sedona Health Spa at Los Abrigados together with the reception, business offices and patio areas on the second floor adjacent to the Sedona Health Spa at Los Abrigados and any and all health or fitness related facilities (except the swimming pool and the tennis courts) now or hereafter existing on the Property,

          (3) the Canyon Rose Dining Room and any and all other dining facilities, snack bars, gift shops and stores now or hereafter existing on the Property,

          (4) all conference rooms including the Landmark Room, Coffee Pot Room, Indian Gardens Room, Steamboat Rock Room, Snoopy Rock Room and any and all other conference rooms (except those conference rooms located within the Units) now or hereafter existing on the Property, and

          (5) the entire first floor of the main hotel structure, which floor contains the hotel registration desk and lobby areas.

     Section 1.19. Exchange Program. "Exchange Program" means a service provided by Resort Condominiums International, Inc. ("RCI") or such other independent exchange company as may, from time to time, be selected by the Club, whereby Members, for a fee, may exchange Occupancy Periods in the Property for comparable use privileges in other projects in the RCI (or other exchange company) network program.

     Section 1.20. Exchange User. "Exchange User" means an owner of a time period in an unrelated project who occupies a Unit in the Club and uses the Club's Common Areas pursuant to an Exchange Program.

     Section 1.21. Fiscal Year. "Fiscal Year" means the one year period commencing on January 1 of each year.

     Section  1.22.  Lender.   "Lender"  means  the  financial   institution  or
institutions that shall from time to time finance on behalf of Seller the Resort and/or the unpaid Membership contracts.

     Section 1.23. Maintenance Period. "Maintenance Period" means, with respect to each Unit, a period of not more than one (1) day and night during each Occupancy Year, reserved by the Seller for maintenance and repair of a Unit and the Common Furnishings therein. The Club shall determine which day and night will comprise the Maintenance Period for each Unit, which determination may be changed from time to time.

     Section 1.24. Managing Agent. "Managing Agent" means ILX Incorporated, an Arizona corporation, or such other agent engaged by the Board pursuant to and in the manner provided in Section 4.03 hereof.

     Section 1.25. Member. "Member" means the owner of a Membership in the Club or Seller with respect to any Memberships held for sale by Seller.

     Section 1.26. Membership. "Membership" means a Member's right to occupy a Unit, the Common Areas and the Common Furnishings during an Occupancy Period provided such occupancy is reserved and used in accordance with the applicable provision of the Plan, Bylaws and Rules and Regulations. The Club shall issue and sell no more than fifty-two (52) Memberships per Unit. For purposes of calculating "Memberships Per Unit," each Every Year Membership shall count as one Membership and each Every Other Year Membership shall count as one-half of a Membership. Each Membership shall be evidenced by a Membership Certificate and Deed. The Club shall offer five types of Memberships, which shall be identified as Jerome Memberships, Sedona Memberships, Oak Creek Memberships, Flagstaff Memberships and Stone House Memberships. Within each type of Membership, the
Club shall offer "Every Year Memberships" and "Every Other Year Memberships." Every Other Year Memberships are further subdivided into Memberships for either every even year or every odd year.

     Section 1.27. Membership Certificate. "Membership Certificate" means a certificate issued by the Club identifying the person to whom it is issued as a Member and specifying the type of Membership purchased. The person to whom is issued a Membership Certificate shall also be issued a Deed.

     Section 1.28. Occupancy Period. "Occupancy Period" means seven (7) time periods (as defined in Sec. 1.40) during each Occupancy Year (as defined in Sec. 1.30), not necessarily consecutive, during which a Member has reserved the use of a Unit in accordance with the provisions of this Plan, the Bylaws and the Rules and Regulations.

     Section 1.29. Occupancy Right. "Occupancy Right" means the maximum number of persons (either four (4) or six (6) specified in a Membership Certificate) who may occupy a Unit at any one time during the Occupancy Period of the Member owning such Membership Certificate.

     Section 1.30. Occupancy Year. "Occupancy Year" means each thirteen (13) month period commencing at Check-In-Time on the first Monday in January of each calendar year (unless December 31 is a Monday in which event an Occupancy Year shall commence at Check-In-Time on December 31) and concluding on January 31 of the following year, provided, however, that for purposes of Members who own Every Other Year Memberships for every odd year, the Occupancy Year shall commence at Check-In-Time on the first Monday in January of each odd calendar year, for example, January 1, 1993, 1995 and so on (unless December 31 is a Monday in which event an Occupancy Year shall commence at Check-In-Time on December 31) and conclude on January 31 of the following year; and for Members who own Every Other Year Memberships for every even year, the Occupancy Year shall commence at Check-In-Time on the first Monday in January of each even calendar year, for example January 1, 1992, 1994, and so on (unless December 31 is a Monday in which event an Occupancy Year shall commence at Check-In-Time on December 31) and conclude on January 31 of the following year. The Rules and Regulations may designate another period as constituting the Occupancy Year. The first Occupancy Year of each Every Year Membership shall be the Occupancy Year in which the Member purchases his or her Membership. For purposes of the Exchange Program described in Section 1.19 above, an exchange may be effected only during each calendar year or for subsequent calendar years or as otherwise administered by the exchange company from time to time conducting the Exchange Program.

     Section 1.31. Permitted User. "Permitted User" means any person, other than an Exchange User or a Renter, occupying a Unit in the Property by or through any Member, including, but not limited to, such Member's family, guests, licensees or invitees (inclusive of those persons to whom the Member rents the Unit).

     Section 1.32. Personal Charges. "Personal Charges" shall mean a charge against a particular Member and his/her Membership, directly attributable to, or reimbursable by, the Member, equal to the cost incurred by the Club for corrective action performed pursuant to the provisions of this Plan, or a reasonable fine or penalty assessed by the Club, plus interest and other charges thereon as provided for in this Plan. Personal Charges shall also include any and all charges attributable to or incurred by a Member or a Permitted User during his/her use of the Property. Any act or omission by a Permitted User shall be deemed the act or omission of the Member under whom such Permitted User occupies the Property.

     Section 1.33. Plan. "Plan" means this instrument, as may be amended from time to time.

     Section 1.34. Property. "Property" means that certain real property located in Sedona, Arizona, as more particularly described in Exhibit A hereto, which description does not include the Excepted Areas.

     Section 1.35. Purchase Agreement. "Purchase Agreement" means a Purchase Agreement between Seller and the person, firm or entity named therein as "Buyer" providing for the sale by Seller and the purchase by Buyer of one or more Memberships to be evidenced by one or more Membership Certificates and one or more Deeds.

     Section 1.36. Record Book of Members. "Record Book of Members" means the official register of the then current Members of the Club, as kept by the Secretary of the Club in accordance with the Bylaws.

     Section 1.37. Renter. "Renter" means an individual, other than a Member, Exchange User or Permitted User, who has obtained the right to occupy a Unit in the Property on an overnight basis.

     Section 1.38. Resort. "Resort" means the Property and the Excepted Areas.

     Section 1.39. Rules and Regulations. "Rules and Regulations" means the rules and regulations adopted by the Board as may be amended from time to time pursuant to the Bylaws of the Club.

     Section 1.40. Seller. "Seller" means LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP, an Arizona limited partnership, and its successors and assigns, or any designated affiliate or subsidiary thereof and their successors and assigns. Seller is the owner of the Resort, the seller of Memberships under the Purchase Agreements and the grantor of Deeds.

     Section 1.41. Time Period. "Time period" means any single overnight period of time during the Occupancy Year, commencing at Check-In-Time and terminating at Check-Out-Time.

     Section 1.42. Unit. "Unit" means any separate living unit located on the Property which the Club, on behalf of its Members, has acquired the right to occupy. Units are divided into five different types of suites, which are identified as Jerome, Sedona, Flagstaff, Oak Creek and Stone House suites.

     Section 1.43. Unoccupied Unit. For as long as the Seller or its successors or assigns is operating the Resort as a hotel, an "Unoccupied Unit" shall be a Unit with respect to which the Seller or any affiliate or subsidiary has the right to rent pursuant to Section 2.08 of this Plan, subject to the Occupancy Rights of Members as set forth in Section 2.06 of this Plan. Any Unit that has not been reserved by a Member within six (6) days of its intended use shall be deemed an Unoccupied Unit, provided, however, that during such six (6) day period a Member shall have the right to reserve a Unit if Seller has not otherwise rented it.

                                   ARTICLE II
                      RESERVATION RIGHTS, OCCUPANCY RIGHTS
                                AND RESTRICTIONS

     Section 2.01. Type of Ownership. The Club shall offer five types of Memberships, which shall be identified as Jerome, Sedona, Flagstaff, Oak Creek and Stone House Memberships. The names of these Memberships correspond to the type of Unit that each Member has acquired the right to use. For example, the owner of a Jerome Membership shall be entitled to reserve a type of Unit identified as a Jerome Suite for one (1) Occupancy Period during each Occupancy Year. In addition, Members may choose to purchase either an Every Year Membership or an Every Other Year Membership. If a Member owns an Every Other Year Membership, the Member is entitled to reserve and use the Property only every other year. Members who own Every Other Year Memberships have the right to designate, at the time such Member purchases his or her Membership, whether the Every Other Year Membership will apply to every even year or every odd year.

     Based upon the number of Units currently existing on the Property, the Club shall have the right to generate 9,100 Memberships (the Total Authorized Memberships) subject to the provisions set forth in Sec. 2.06 hereof. For purposes of determining the Total Authorized Memberships, Every Year Memberships shall count as one Membership, and Every Other Year Memberships shall count as one-half (1/2) of a Membership. Based upon the types of Units currently existing on the Property, the Total Authorized Memberships shall be divided as follows:

TYPE                                                   # UNITS     # MEMBERSHIPS

Jerome ...................................                134              6,968

Sedona ...................................                 20              1,040

Flagstaff ................................                  8                416

Oak Creek ................................                 12                624

Stone House ..............................                  1                 52

TOTAL ....................................                175              9,100

     Members shall have the non-exclusive right to use the Property during their reserved Occupancy Period. Such right shall exist forever ("in perpetuity"), subject to compliance with the terms and conditions of such Member's Purchase Agreement, this Plan, the Bylaws and the Rules and Regulations. All Member reservations shall be made on an as-available basis. All reservations must be made in accordance with the terms and conditions for reservation set forth in the then current Rules and Regulations.

     Membership in the Club shall be evidenced by a Membership Certificate, by a Deed (for all Members who purchase their Membership after September 10, 1991, and for all Members who purchase their Membership before September 10, 1991 and elect pursuant to the terms and conditions of this Plan, to receive a Deed), by recordation of the Member's name and address in the Record Book of Members, and by a Deed of Partial Release and Reconveyance of Lender's underlying encumbrances ("Deed of Partial Release and Reconveyance"), executed by Lender. The Membership interest created pursuant to this Plan shall not be defined as a lease or a rental agreement nor shall it be subject to the provisions of the Residential Landlord and Tenant Act (Arizona Revised Statutes Sec. 33-1301 et seq.) or to the Landlord and Tenant Act (Arizona Revised Statutes Sec. 33-301 et seq.).

     With respect to Members who purchased their Memberships before September 10, 1991, Seller notified each such Member of their right to receive a Deed evidencing said Member's undivided 1/8,925 fractional fee title interest in and to the Property, to be held in common with all other Members. Those Members who purchased, but have not finished paying, for their Memberships before September 10, 1991, have the right to receive a Deed evidencing said Member's undivided 1/8,925 fractional fee title interest in and to the Property to be held in common with all other Members, provided the Member executes a Deed of Trust which shall secure the unpaid balance of the Member's Membership. Each Member who elects to receive a Deed will be required to pay administrative fees relating to the recordation and processing of the Deed.

     Except as otherwise set forth herein, Seller shall issue to each Member a Deed evidencing said Member's undivided fractional fee title interest in and to the Property, to be held in common with all other Members. If a Member purchased an Every Year Membership before January 11, 1995, the Deed shall reflect a 1/8,925 interest. If a Member purchased an Every Other Year Membership before January 11, 1995, the Deed shall reflect a 1/17,850 interest. If a Member purchases an Every Year Membership on or after January 11, 1995, the Deed shall reflect a 1/9,325 Membership interest. If a Member purchases an Every Other Year Membership on or after January 11, 1995, the Deed shall reflect a 1/18,650 Membership interest. All Deeds shall be subject to the terms and conditions of this Plan and no Member shall convey, transfer, sell or assign their Deed separate from said Member's Membership, and all such conveyances, transfers, sales or assignments of any nature shall be accomplished in accordance with the terms and conditions set forth in Section 2.09 of this Plan. Any attempt to effect a transfer prohibited by this Section 2.01 shall be void. Except as otherwise set forth herein, contemporaneous with the delivery of a Deed to a Member who has not paid in full for his/her Membership, such Member shall execute and deliver to Seller a Deed of Trust, which Deed of Trust shall be released by Seller upon payment in full of said Member's Membership. With respect to those Members who purchase a Membership pursuant to an Agreement for Sale, each such Member shall not be entitled to receive a Deed until such time as he or she shall have paid for such Membership in full and shall have otherwise complied with the terms and conditions of the Agreement for Sale Addendum to the Purchase Agreement.

     Section 2.02. Reservation and Occupancy Rights of Members. Subject to all the terms and conditions contained elsewhere in this Plan, each Member or his/her Permitted User shall have the right, for each Membership owned, to occupy a Unit of a type corresponding to the type of Membership purchased by such Member, and to use the Common Furnishings contained within such Unit, and the non-exclusive right to use and enjoy the Common Areas for one (1) Occupancy Period during each Occupancy Year, provided that such Member shall have reserved such occupancy in accordance with the requirements and procedures for the making of reservations set forth in the then current Rules and Regulations.

     A Member may  reserve  seven  consecutive  time  periods or may reserve any
combination  aggregating  seven  time  periods,   subject  to  the  restrictions
contained in this Plan and in the then current Rules and Regulations.

     No use or occupancy by any Member will be permitted if such Member is not registered in the Record Book of Members as a Member of the Club, does not possess a Membership Certificate issued by the Club or is delinquent in the payment of any amounts owed to the Club or owed to Seller or its assigns pursuant to the Purchase Agreement for such Member's Membership at the time of reservation or at the commencement of any time period falling within such Member's Occupancy Period.

     Section 2.03. Member's Obligations During Occupancy. Each Member shall keep the Unit occupied by him/her and the Common Furnishings therein in good condition during the Occupancy Period, vacate the Unit at the expiration of the Occupancy Period, remove all persons and property therefrom, excluding only the Common Furnishings, leave the Unit and the Common Furnishings therein in good and sanitary condition and otherwise comply with such check-out and other regulations as may be contained in the Rules and Regulations. Any Member may permit a Permitted User to exercise such Member's Occupancy Right for the purposes permitted by this Plan during his/her Occupancy Period, but such Member shall be responsible for any loss, damage, or violation of this Plan or the Rules and Regulations that occurs during such Occupancy Period as if such Member were occupying the Unit.

     Except as required to prevent damage or injury to persons or property in an emergency, no Member shall make or authorize any alterations to a Unit or its Common Furnishings; paint or otherwise refinish or redecorate the inner surfaces of the walls, ceilings, floors, windows or doors bounding any Unit which such Member may from time to time occupy; or remove, alter or replace any portion of the Common Furnishings without the prior written consent of the Club. The right to perform all of the foregoing acts has been retained by the Club and by Seller unless otherwise expressly stated in this Plan. The foregoing prohibitions, however, shall not modify or affect the obligation of each Member for the prudent care and ordinary maintenance and upkeep of all property subject to his/her use. No animals shall be allowed or kept in or upon any Unit.

     Section  2.04.  Additional  Membership  Rights.  All Members shall have, in
addition  to  their   occupancy  and  ownership   rights,   the  opportunity  to
participate,   for  a  fee,  in  the  Exchange  Program.  Members  who  purchase
Memberships directly from Seller shall also be entitled to: (a) reserve discounted accommodations, on an as-available basis, at the Property; (b) unlimited day use (365 days per year) of all the Resort facilities; (c) at no extra fee, unlimited use of the Sedona Health Spa subject to the then current Rules and Regulations. Day use of Resort facilities and use of the Sedona Health Spa shall be limited to the number of persons described under "Occupancy Right" in Section 1.29 above.

     Section 2.05. Failure to Vacate. If any Member or any Permitted User fails to vacate a Unit at the end of his/her Occupancy Period, or otherwise makes unauthorized use or occupancy of a Unit during a period other than his/her Occupancy Period or any reserved time period therein, or prevents another Member, Permitted User or Exchange User (the "Detained Member" or "Detained User") from using or occupying a Unit during such other Member's Occupancy Period, such Member (the "Detaining Member") or Permitted User (the "Detaining User") shall (a) be subject to immediate removal, eviction or ejection from the Unit wrongfully used or occupied; (b) be deemed to have waived any notice required by law with respect to any legal proceedings regarding removal, eviction or ejection; (c) reimburse the Club and the Detained Member or Detained User for all costs and expenses incurred by him/her as a result of such conduct, including, but not limited to, costs of alternate accommodations, travel costs, court costs and reasonable attorneys' fees incurred in connection with removing, evicting or ejecting the Detaining Member or Detaining User from such Unit, and costs (including reasonable attorneys' fees) incurred in collecting such amounts; and (d) pay to the Detained Member or the Detained User entitled to use and occupy the Unit during such wrongful occupancy, as liquidated damages (in addition to the costs and expenses set forth in this Section 2.05), a sum equal to two hundred percent (200%) of the fair rental value per day of the Unit for each day or portion thereof, including the day of surrender, during which the Detaining Member or Detaining User prevents use and occupancy of the Unit. "Fair rental value" for a Unit shall be the then current market rental rate ("rack rate") for comparable accommodations at the Property or in the event no such accommodations shall be available at the Property, the then current market rate for comparable accommodations in the Sedona area. The Club shall use reasonable efforts to remove such Detaining Member or Detaining User from the Unit, to assist the Detained Member or Detained User in finding alternate accommodations during such holdover period, or to secure, at the expense of the Club, alternate accommodations for any Detained Member or Detained User. Such alternate accommodations shall be as near in value to the Detained Member's or Detained User's Unit as possible and the cost thereof shall be assessed to the Detaining Member as a Personal Charge. If the Club, in its sole discretion, deems it necessary to contract for a period greater than the actual period for which the use is prevented in order to secure alternate accommodations, the cost of the entire period shall be assessed to the Detaining Member as a Personal Charge. By accepting issuance of a Membership Certificate, each Member agrees that, in the event of a wrongful occupancy or use by such Member, or such Member's Permitted User, damages would be impracticable or extremely difficult to ascertain and that the measure of liquidated damages provided for herein constitutes fair compensation to those who are deprived of occupancy. If a Member or his/her Permitted User by intentional or negligent act renders a Unit uninhabitable for all or any portion of one or more successive Occupancy Periods, then (i) such Member shall be deemed a Detaining Member, (ii) the foregoing provisions of this
Section 2.05 shall apply, (iii) such Member shall be liable to any Member or Permitted User during any such successive Occupancy Period just as if such Member had refused to vacate the Unit at the end of his/her Occupancy Period and
(iv) such Member shall additionally be responsible for all Personal Charges related to his/her occupancy. For the purposes of this Section, the act or negligence of a Permitted User shall be deemed to be the act of the Member authorizing the Permitted User to use such Member's Membership rights.

     Section 2.06. Occupancy Restrictions. Pursuant to certain agreements between Seller and Lender and the Transfer Agreement between the Club and Seller, certain restrictions and limitations may be imposed with respect to the number of Units that may be occupied by Members at any given time. The type of Units initially available for occupancy were as follows: 20 Jerome suites; 3 Sedona suites; 3 Flagstaff suites; 3 Oak Creek suites; and 1 Stone House suite. Occupancy of thirty (30) Units at any given time shall be available to Members until such time as 1,500 Memberships have been sold by Seller to third parties unrelated to Seller. Thereafter, occupancy of ten (10) additional Units shall become available to Members, at Seller's election, in the manner described below. Seller shall have the right to designate the type of Units available for occupancy. Additional Units, in increments of ten (10) Units, shall be added to the existing pool of available Units each time Seller has sold at least 500 additional Memberships arising from the addition of the previous ten (10) Units.

     Section 2.07. Easement for Sales, Customer Service and Related Purposes. Without limitation thereto, the Club, Seller and Lender, respectively, on behalf of themselves, their successors and assigns, and their respective agents, employees, and other authorized personnel, retain the right to enter the Units, the Common Areas for the purposes of: (1) marketing and selling Memberships, (2) maintaining customer relations and providing post-sale services to Members; (3) displaying signs and erecting, maintaining and operating, for sales and administrative purposes, model Units and a customer relations, customer service and sales office complex on the Property; (4) showing the Units and Common Areas and arranging for the use of any recreational facilities within the Common Areas by prospective purchasers; and Lender exercising its right of inspection under the loan documents; and (5) performing administrative, maintenance and other obligations under this Plan. The exercise of such rights shall not unreasonably interfere with or diminish the rights of Members to occupy Units in accordance with this Plan and the Rules and Regulations.

     Section 2.08. Rental of Units by Seller. Seller shall operate the Resort as a hotel. Seller or any affiliate or subsidiary thereof shall have the exclusive right, during all times a Unit is unoccupied (see Section 1.43 above), to rent said Unit as part of the hotel operation. Members shall not be entitled to receive any proceeds resulting from or related to Seller's operation of the Property as a hotel. No rental shall interfere with or diminish the rights of Members to occupy Units in accordance with this Plan, the Bylaws and the Rules and Regulations. The cost of repair or replacement incurred by reason of damage or destruction (excluding normal wear and tear) to a Unit, or the Common Furnishings therein, which damage or destruction occurs during the rental of such Unit pursuant to this Section 2.08, shall be borne by Seller to the extent not otherwise covered by insurance. Seller, on behalf of itself, its successors and assigns, and its and their agents, employees and other authorized personnel, reserves the right to enter the Units, the Common Areas and the Excepted Areas for the purpose of conducting rental activities pursuant to this Section 2.08.

     Section 2.09. Restrictions on Resale of Club Memberships. Seller, on behalf of itself, its successors and assigns, has retained a right of first refusal on all Memberships. Members seeking to sell their Membership must first submit a written offer to sell the Membership to Seller. The offer must set forth a price, not to exceed the purchase price agreed to between the Member and the prospective third party purchaser, the type of Membership, and the date the offer is to expire. Seller shall be entitled to repurchase the Membership on the terms and conditions set forth in such written offer. In the event Seller does not respond within 20 days after actual receipt of the written offer, then said Member(s) may offer the Membership and Deed, to a third-party in accordance with the terms and conditions set forth below. In no event may a Member offer or list with a real estate broker a Membership for resale at a price less than the average selling price for the same type of Membership established by Seller during the sixty (60) days preceding the date of such Member's offer or listing.

          (1) The buyer, transferee or assignee of the Membership and Deed ("Buying Member") must agree in writing ("Buyer's Agreement"), to the following conditions (a) to abide by the Plan, the Bylaws and the Rules and Regulations, and (b) to pay the balance, if any, due under the Selling Member's Purchase Agreement. The Buyer's Agreement must also state the name, address and telephone number of the Buying Member and the type of Membership to be transferred. The Buyer's Agreement must be in a form acceptable to Seller or its successor or assign and to the Club; and

          (2) Selling Member must pay any and all amounts then due and owing to Club and/or Seller or its successor or assign; and

          (3) Selling Member must deliver to the Club his/her Membership Certificate and a deed conveying Selling Member's ownership interest in the Property (as evidenced by Selling Member's Deed); and

          (4) Selling Member shall deliver to the Club a written affidavit which states that said Selling Member is not seeking to sell, convey or encumber less than all of his/her interest in any single Membership. Any sale, conveyance or encumbrance by any Member of less than all of his/her interest in a Membership and Deed shall be null, void and of no effect.

     Upon satisfaction of the above terms and conditions, the Board, or its duly authorized representatives, shall determine, in their sole discretion, whether the Membership and Deed may be sold, transferred or assigned. The Club will not arbitrarily withhold its approval of any proposed Membership sale, transfer or assignment. In the event sale, transfer or assignment is approved, the Board shall levy upon said Selling Member a reasonable transfer fee to cover the actual costs of the transaction, which fee must be paid prior to issuance of the Buying Member's Membership Certificate. Upon receipt of the transfer fee, the Board shall instruct the Secretary of the Club to enter the Buying Member's name in the Record Book of Members, and Seller shall issue a new Membership Certificate and Deed to the Buying Member and cancel the Membership Certificate and Deed of the Selling Member. At such time the ownership of such Membership shall be deemed to be transferred. During the Occupancy Year in which the Buying Member acquired his/her Membership, said Buying Member shall be entitled to the occupancy of a Unit only to the extent of the time periods remaining in the Selling Member's Occupancy Period for that Occupancy year.

     In the event the sale, transfer or assignment of the Membership is disapproved, the Club shall transmit written notice of such disapproval and the reasons therefor to the Selling and Buying Members, and shall return to the Selling Member his/her Membership Certificate and Deed, if previously delivered to Seller. Membership in the Club shall not be limited by race, color, religion, national origin, sex, marital status or age (provided the Buying Member has the capacity to contract).


                                  ARTICLE III
                                    THE CLUB

     Section 3.01. Club. Sedona Vacation Club Incorporated, an Arizona nonprofit corporation, shall be the Club.

     Section 3.02. Membership in the Club. Each owner of a Membership shall be a Member of the Club and shall remain a Member thereof until he or she ceases to own a Membership. The Membership of each Member of the Club is connected to and inseparable from his/her ownership of a Membership Certificate and Deed.

     Section 3.03. Issuance and Transfer of Membership Certificates. The Club is empowered, pursuant to the Bylaws, to issue Membership Certificates, in such form as determined by the Board. The Membership Certificate shall be signed by the President and Secretary of the Club. MEMBERSHIP IN THE CLUB IS IN PERPETUITY provided the Member abides by this Plan, the Bylaws, the Rules and Regulations of the Club and such Member's Purchase Agreement. Memberships are transferable by gift or by will or intestate succession. Additionally, such Memberships may be resold subject to the restrictions set forth in Section 2.09 hereof. Notwithstanding any statement on the Membership Certificate, the owner of a Membership shall be determined by the Record Book of Members, as kept by the Secretary of the Club in accordance with the Bylaws.

     Section 3.04. Membership Protection. Seller holds fee simple title to the Property. Seller has conveyed to the Club, on behalf of its Members and only to the extent of the Memberships sold, the right to use the Property in perpetuity, subject to the terms and conditions of that certain amended Transfer Agreement between Seller and the Club dated April 1, 1991. Neither the Club nor Seller is currently aware of any mortgage, deed of trust or other monetary encumbrance affecting title to the Property, except for the mortgage held by Lender. Except as otherwise set forth herein, Lender has agreed to issue on behalf of each Member a Deed of Partial Release and Reconveyance upon such Member's purchase of a Membership interest in the Club (or immediately with respect to Members existing before September 10, 1991). When a Member is in full compliance with the Purchase Agreement, this Plan, the Bylaws and the Rules and Regulations, the Deed of Partial Release and Reconveyance will protect such Member's Membership interest in the event Lender forecloses upon Seller's interest in the Property. Except as otherwise set forth herein, promptly after the Member purchases his or her Membership (or immediately with respect to Members existing before September 10, 1991), the Deed of Partial Release and Reconveyance will be recorded at the Office of the Coconino County Recorder. Seller or its agent will retain possession of the recorded Deed of Partial Release and Reconveyance until such time as the Member has fully paid for the Membership in accordance with the terms and conditions of the Purchase Agreement, whereupon Seller shall promptly transmit said Deed of Partial Release and Reconveyance to the Member. With respect to those Members who purchase a Membership pursuant to an Agreement for Sale, Lender will not issue or record a Deed of Partial Release and Reconveyance for any such Member until such time as he or she shall have paid for such Membership in full and shall have otherwise complied with the terms and conditions of the Agreement for Sale Addendum to such Member's Purchase Agreement. In the event a Member executes a Deed of Trust in favor of Seller to secure the unpaid balance of said Member's Membership then, upon payment in full for said Membership in accordance with the terms and conditions of the Member's Purchase Agreement, Seller or its agent will promptly execute, record and deliver to the Member a Deed of Release and Reconveyance of the Deed of Trust.

     Section 3.05. Voting. In accordance with the provisions of the Bylaws, the Club shall have two (2) classes of Membership.

     Members owning Every Year Memberships (with the exception of Seller) shall be entitled to two (2) votes for each Membership owned. Members owning Every Other Year Memberships (with the exception of Seller) shall be entitled to one
(1) vote for each Membership owned. Until such time as 80% of the Total Authorized Membership Interests in the Club have been sold by Seller or its successor or assign, Seller shall be entitled to six (6) votes for each Every Year Membership then held for sale by Seller and three (3) votes for each Every Other Year Membership then held for sale by Seller. At such time as 80% of the Total Authorized Memberships have been sold by Seller or its successor or assign, then Seller shall be entitled to two (2) votes for each Every Year Membership then held for sale by Seller and one (1) vote for each Every Other Year Membership then held for sale by Seller. Where there is more than one (1) record owner of a Membership ("co-owners"), all of those co-owners shall be Members and may attend any meeting of the Club, but only one (1) of those co-owners shall be entitled to exercise the vote to which the Membership is entitled. Co-owners of a Membership shall from time to time designate in writing one (1) of their number to vote. Fractional votes shall not be allowed, and the vote for each Membership shall be exercised, if at all, as a unit. Where no voting co-owner is designated or if the designation has been revoked, the vote for the Membership shall be exercised as the co-owners owning the majority interests in the Membership mutually agree. Unless the Board receives a written objection in advance from a co-owner, it shall be conclusively presumed that the corresponding voting co-owner is acting with the consent of the co-owners. No vote shall be cast for any Membership if the co-owners present in person or by proxy owning the majority interests in such Membership cannot agree to said vote or other action. The nonvoting co-owner or co-owners shall be jointly and severally responsible for all of the obligations imposed upon the jointly-owned Membership and shall be entitled to all other benefits of ownership.

     Section 3.06. Actions of the Club Requiring Membership Approval. Notwithstanding other provisions of the Plan or the Bylaws, the following actions of the Club shall require approval of the Membership as set forth below:

          (a) Any action taken by the Club to fail to renew any existing contract with Seller or its subsidiary or affiliate for the management and maintenance of the Property shall require the consent of ninety percent (90%) of the votes of all Members including the Seller.

          (b) Ninety percent (90%) of the votes of all Members shall be required to approve the dissolution of the Club at any time prior to the year 2040; from the year 2040 and thereafter, seventy-five percent (75%) of the votes of all Members shall be required to approve dissolution of the Club.

     Section 3.07. Counting of Votes. All votes on any action taken shall be counted by an independent organization or individual selected by the Board.

     Section 3.08. Board of Directors. The Directors shall be elected annually by a vote of the Members.

     Section 3.09. Dedicated Percentage of Expenses Payable by the Club. During each Fiscal Year the Club shall pay to Seller, or its successor or assign, the Dedicated Percentage of the total costs and expenses related to the Property. The Dues and Assessments paid by the Members to the Club shall provide the source of funds for the Club's payment to Seller of the Dedicated Percentage. The following example illustrates how the Dedicated Percentage shall be calculated. Assume that Seller had sold the equivalent of 5,016 Every Year Memberships prior to January 11, 1995, and the equivalent of 500 Every Year Memberships subsequent to such date. As such, Seller would have sold 5,016/8,925 and 500/9,325 of undivided fractional interests in the Property. The percentage equivalents (rounded) of these fractions are 56% and 5% respectively, or a total of 61%. Assume that for a given year, the total costs and expenses related to the Property were $1,000,000. The Dedicated Percentage of the expenses which must be paid by the Club to Seller in such year would be determined by multiplying $1,000,000 (total costs and expenses) by 61%, which would result in a Dedicated Percentage for such year of $610,000.


          $ 1,000,000 x 61% = $610,000


Assume instead that the Seller had sold 250 Every Year Memberships and 250 Every Other Year Memberships subsequent to January 11, 1995. In that case, the dedicated percentage would be

     $1,000,000 x   5,016 +  250  +  250    =
                   (-----   -----   ------ )
                    8,925   9,325   18,650

     $1,000,000 x  (56% +3% +1%) = $1,000,000 x 60% = $600,000

See "Creation of Personal Obligations for Assessments" at Sec. 5.01.



                                   ARTICLE IV
                                   MANAGEMENT

     Section 4.01. Powers and Duties Generally. The Club, acting through its Board, may, subject to the provisions of the Articles, the Bylaws and this Plan, exercise any and all of its rights and, except as specifically limited herein, all the rights and powers of a nonprofit corporation formed under the laws of the State of Arizona.

     Section 4.02. Specific Powers and Duties of the Club. The management and operation of the Club including the use and occupancy of the Units by Members and the payment of certain expenses and costs described in this Plan shall be the duty of the Club, acting through its Board. The Board shall have the duty to administer the Membership Plan and to levy, collect and enforce the Dues and Assessments provided for in this Plan.

     The Club and Seller shall have exclusive possession of each Unit during the Maintenance Periods for maintenance and repairs on such Unit. The Club and Seller shall have the power to do all things that are required to be done pursuant to this Plan. Without limitation of the above powers and duties, the Board is expressly authorized, in its discretion and on behalf of the Members, to do any or all of the following:

          (a) Maintenance and Repair. The Club shall be responsible for the payment of the Dedicated Percentage of the total costs and expenses associated with the repair, maintenance, repainting, furnishing or refurnishing of the Property and the Common Furnishings and the establishment of reserves in connection therewith. The Dedicated Percentage of maintenance and repair expenses shall be a Common Expense of the Members. Maintenance and repair expenses related to the Excepted Areas shall be the sole responsibility of Seller.

          (b) Taxes. The Club shall be responsible for payment of the Dedicated Percentage of the total taxes and assessments, and other costs affecting or relating to the Property or the Common Furnishings. The Dedicated Percentage of taxes and assessments shall be a Common Expense of the Members. Taxes and assessments attributable to the Excepted Areas shall be the sole responsibility of Seller.

          (c) Utilities. The Club shall be responsible for payment of the Dedicated Percentage of the total expenses related to electrical, telephone, gas and other utility services for the Property. The Dedicated Percentage of utilities expenses shall be a Common Expense of the Members. Utilities expenses attributable to the Excepted Areas shall be the sole responsibility of Seller.

          (d) Allocation to Excepted Areas. At no time shall maintenance and repair expenses, taxes or utilities expenses, allocated to the Excepted Areas exceed ten percent (10%) of the total (per category) maintenance and repair expenses, taxes and utilities expenses incurred at the Resort.

          (e) Rules and Regulations. The Club shall adopt, publish and enforce, from time to time, Rules and Regulations relating to the possession, use and enjoyment of the Property, which Rules and Regulations shall be consistent with this Plan.

          (f) Legal and Accounting. The Club shall obtain legal and accounting services necessary or proper in the operation of the Club and the enforcement of this Plan, the Bylaws and the Rules and Regulations. Legal and accounting fees shall be a Common Expense of the Members.

          (g) Insurance. Seller or its agent shall obtain (i) insurance covering the Property and the Common Furnishings against loss or damage by fire and other hazards customarily covered by fire insurance policies written with extended coverage; (ii) public liability insurance, insuring against liability for personal injury or property damage resulting from an occurrence in, on or about the Property and (iii) any other insurance, including, but not limited to workers' compensation insurance, deemed necessary or desirable by Seller. The policies of insurance shall cover such risks, be written by such insurers and be in such amounts as Seller shall deem proper under the circumstances. The Club shall be responsible for payment of the Dedicated Percentage of the total insurance expenses related to the Property. The Dedicated Percentage of insurance expenses shall be a Common Expense of the Members. Insurance expenses attributable to the Excepted Areas shall be the sole responsibility of Seller, provided that the insurance expense allocated to the Excepted Areas shall not exceed ten percent (10%) of the total insurance expenses.

          (h) Levy and Collection of Assessments. The Club shall levy, collect and enforce Assessments against the Members in the manner provided in Articles V and VI hereof in order to pay the expenses of operation, including the fee of the Managing Agent, and to enforce each Member's obligations.

          (i) Financial Statements and Accounting. The Club shall cause to be prepared regularly and distributed to all Members an annual report, which shall be distributed, within one hundred twenty (120) days after the end of each Fiscal Year, consisting of the following (1) a balance sheet as of the last day of each Fiscal Year, (2) an operating statement for such Fiscal Year, (3) a statement of changes in financial position for the Fiscal Year, and (4) a list of the names and mailing addresses of the members of the Board. In the event the annual report is not prepared by an independent accountant, the annual report shall be accompanied by the certificate of an authorized officer of the Club that the statements were prepared without audit from the books and records of the Club. Any Member may, upon ten (10) days written notice to the Club, request the opportunity to inspect the Club's books and records during normal business hours.

          (j) Maintenance Fund. The Club shall establish at least one (1) account (the "Maintenance Fund"), into which shall be deposited all monies paid to the Club, and from which disbursements shall be made, as provided herein, in the performance of functions by the Club under this Plan. The Maintenance Fund may be established as a trust account, a money market mutual fund or as any other type of account deemed appropriate by the Board. The Maintenance Fund shall include at least: (1) an operating fund for current Common Expenses of the Club, and (2) a reserve fund for capital improvements, replacements, painting and repairs of the Resort and the Common Furnishings.

          (k)  Statement  of  Status.  The Club  shall  upon the  request of any
     Member, purchaser or other prospective transferee of a Membership Certificate, issue a written statement setting forth any amounts unpaid with respect to the Membership Certificate, the use entitlement for the remainder of the Occupancy Year and the reservation status respecting such Membership Certificate. Such statement, for which a reasonable fee may be charged, shall be binding upon the Club in favor of any person who may rely on it in good faith.

          (l) Cleaning and Maid Service. The Club shall provide for cleaning and maid service.

          (m) Rights of Entry. The Club and Seller shall have a right of entry in and upon the Property and the interior of all Units for the purpose of inspecting the Property, the Units and the Common Furnishings, and taking whatever corrective action may be deemed necessary or proper by the Board of Directors, consistent with the provisions of the Plan. Without limiting the generality of the foregoing, the Club shall have a right of entry into any Unit occupied by a Member, a Permitted User, or Exchange User upon reasonable notice to such occupant for any purpose reasonably related to the Club's performance of its duties hereunder. The Club's right of entry shall be exercised so as to avoid any unreasonable interference with the enjoyment or occupancy of a Unit by any Member, Permitted User, or Exchange User.

          (n) Other Necessary Acts. The Club, acting through the Board or other duly authorized representatives, shall do all other things or acts deemed by the Club to be necessary or proper for the operation and maintenance of the Property pursuant to this Plan.

          (o)   Delegation.   The   Club  may   delegate   the   authority   and
     responsibilities of the Club to one or more agents, including, without limitation, the Managing Agent provided for in Section 4.03 below.

     Section 4.03. Authority and Duty to Engage Managing Agent. Seller and the Club shall use its best efforts to engage and maintain a reputable firm as the Managing Agent for the Property pursuant to a written agreement (the "Management Agreement") meeting the requirements of this Section 4.03. Such Management Agreement shall:

          (a) Obligate the Managing Agent to perform all the duties of the Club specified in Section 4.02 above, provided that the Managing Agent may delegate its authority and responsibilities to one or more subsidiaries or affiliates for such periods and upon such terms as the Managing Agent deems necessary or proper, subject to the limitations set forth below.

          (b) Provide for a term of not more than five (5) years, except that the Management Agreement may provide that the term will be automatically renewed for successive five (5) year terms unless notice of non-renewal is given no later than ninety (90) days prior to the end of any term by either party, provided the Club may not give notice of non-renewal unless authorized by the vote or written consent of ninety percent (90%) of the voting power of the Club.

          (c) Provide that the Managing Agent may resign only after it has given at least ninety (90) days prior written notice to the Club.

               (1) On or before the effective date of the Managing Agent's resignation, the Managing Agent shall turn over all books and records relating to the management and operation of the Property to the successor Managing Agent.

          (d) Provide for a management fee to be paid to the Managing Agent, or a subsidiary or affiliate thereof, not to exceed ten percent (10%) of the total Dues (exclusive of such management fee) assessed upon the Members in each Fiscal Year. Such compensation may be increased if authorized by the vote or written consent of a majority of the Board or if the Club is unable to induce a reputable and experienced real estate management firm to act as Managing Agent without increasing such compensation.

     As of April 1, 1991, the Managing Agent shall be ILX Incorporated, an Arizona corporation, or its successors or assigns.


                                   ARTICLE V
                              DUES AND ASSESSMENTS

     Section 5.01. Creation of Personal Obligations for Assessments. For purposes of this Article V and to the extent provided for in Section 3.05, Seller shall be considered to be the owner of all Memberships then held for sale by Seller pursuant to Paragraph 4 of the Transfer Agreement, as amended. Each Member, by acceptance of a Membership Certificate, hereby promises to pay to the Club, for each Membership owned, the Dues, Capital Assessments and Personal Charges respectively (all of which are sometimes individually and collectively referred to as "Assessments"). Seller shall have the obligation to pay to or for the benefit of the Club Assessments relating to each Membership owned by Seller. Seller is further obligated to pay all other operating expenses related to the ongoing operation and maintenance of the Property. The Assessments, together with interest, costs of collection and reasonable attorneys' fees, shall be the personal obligation of each Member at the time the Assessments become due and payable, shall bind such Member's successors and assigns, and shall be a lien and charge upon the Membership and Deed against which the Assessments are made. No Member may waive or otherwise avoid liability for the Assessments by non-use or abandonment of his/her Membership or any part thereof.

     Section 5.02. Use of Assessments. Assessments shall be used exclusively to promote the recreation, health, safety and welfare of the Members, the operation and maintenance of the Resort, and to reimburse the Club for expenses incurred by the Club in the performance of the duties of the Club as set forth in this Plan.

     Section 5.03. Basis of Maximum Dues. Annual Club Dues for Members owning an Every Year Membership are currently $266 per Jerome Membership, $277 per Sedona Membership, $299 per Oak Creek Membership, $310 per Flagstaff Membership, and $375 per Stone House Membership. Annual Club Dues for Members owning an Every Other Year Membership are currently $133 per Jerome Membership, $138.50 per Sedona Membership, $149.50 per Oak Creek Membership, $155 per Flagstaff Membership, and $187.50 per Stone House Membership. The maximum Dues under this
Article V shall be determined in accordance with the budget of the Club adopted by the Board.

     The Board may, in its sole discretion, determine that the Dues are insufficient to meet the Common Expenses of the Club and the Board may, by majority vote, increase such Dues, provided, however, that the Board shall not be authorized to increase the Dues in an amount in excess of the CPI Dues Adjustment Percentage. Written notice of any change in the amount of Dues levied by the Club through the Board shall be given to all Members not less than thirty
(30) days prior to the effective date of such change. Any proposed increase in annual Dues in excess of the CPI Dues Adjustment Percentage for any type of Membership must be approved by the majority vote of the Total Authorized Memberships of that type. For example, the annual Dues payable for Jerome Memberships in 1992 shall not be increased in an amount greater than the CPI Dues Adjustment Percentage unless 51% of the Jerome Memberships are voted in favor of the Dues increase.

     Section 5.04. Commencement and Collection of Dues. The Board shall authorize and levy Dues upon each Membership, as provided herein, by majority vote of the Board.

     Section 5.05. Payment of Assessments. Dues shall be due and payable in January of each Fiscal Year. Annual dues with respect to Memberships sold during any Fiscal Year will be payable in the entire amount, without proration, within thirty (30) days after the sale of such Membership. From time to time the Board may determine that all excess funds be retained by the Club and used to reduce the following year's Dues.

     Section 5.06. Capital Assessments. Should the Board of Directors or Seller, with the approval of the Board of Directors, determine the need for installation or construction of any capital improvement or for reconstruction of any existing capital improvements or other such addition to the Resort, the Board may levy a Capital Assessment to cover the cost of such expenditure. Such charge shall be levied among all of the Memberships in the same proportions as are Dues.

     Section 5.07. Personal Charges. Personal Charges shall be paid by each Member as follows:

          (a) If the Club or Seller is able to determine the amount of Personal Charges at Check-Out-Time, such Personal Charges shall be payable at the termination of the Member's Occupancy Period.

          (b) Personal Charges which are not ascertainable at Check-Out-Time shall be payable within ten (10) days after receipt of a statement therefor.

     Section 5.08. Exchange Program. A member wishing to exchange his/her Occupancy Period in the Property for use privileges in another project through an Exchange Program must, at the time of deposit to the Exchange Program, have paid in full all Assessments for the year in which the Occupancy Period falls, as well as all prior Assessments. In the event the Occupancy Period being deposited is in a future year for which the Assessments are not yet known, the Member shall pay the equivalent of the current year Assessment for each such unknown year through and including the year of the Occupancy Period.


                                   ARTICLE VI
                          ENFORCEMENT OF RESTRICTIONS

     Section 6.01. General. If any Member or his/her Permitted User fails to comply with any of the terms of this Plan, the Bylaws and the Rules and Regulations, the Board, acting on behalf of the Club, shall have full power and authority to enforce compliance with the Plan, the Bylaws and the Rules and Regulations in any manner provided for by law or in equity, including without limitation, the right to bring an action for damages, an action to prohibit the violation or to specifically enforce the terms of, this Plan, the Bylaws and the Rules and Regulations. If the Club shall employ an attorney to enforce the terms of this Plan, the Bylaws or the Rules and Regulations against any Member, the Club shall be entitled to recover from the Member violating any such terms reasonable attorneys' fees and costs in addition to any other amounts due. All sums payable by a Member hereunder shall bear interest at the rate of eighteen percent (18%) per annum, from the due date, or, if advanced or incurred by the Club or any other Member pursuant to authorization contained in this Plan, from the date of such expenditure. All enforcement powers of the Club shall be cumulative. Each Member by acceptance of a Membership Certificate shall have promised and agreed that the Club shall have all of the rights, powers and remedies set forth in this Article VI and elsewhere in this Plan. The Board shall take necessary steps to enforce this Plan against any Member.

     Section 6.02.  Suspension and  Termination of Privileges.  If any Member or
his/her Permitted User violates this Plan, the Bylaws or the Rules and Regulations, the Board, or a duly authorized representative thereof, may suspend the right of such Member and his/her Permitted User to reserve or occupy any Unit and the right of such Member to participate in any vote or other determination provided for herein. No such suspension, except for the failure of such Member to pay any Assessments or other amount owed to the Club or owed to Seller under the Purchase Agreement for such Member's Membership on or before the due date therefor, shall be made except after a meeting of the Board, or a meeting of duly authorized representatives thereof, at which a quorum of the Board or a quorum of its representatives are present, duly called and held as provided in the Bylaws for the noticing, calling and holding of a meeting of the Board. Written notice of such meeting and its purpose, including the reasons for the suspension sought, shall be given to the Member whose privileges are sought to be suspended at least fifteen (15) days prior to the holding of such meeting. Such notice shall be given as provided at Section 9.03 below. Such Member shall be entitled to appear at such meeting and present his/her position as to why privileges should not be suspended. The decision as to whether such privileges should be suspended shall be made by a majority of the members of the Board. A Member's right to occupy a Unit in the Property shall be automatically suspended without any notice or hearing during any period in which such Member is delinquent in the payment of amounts due the Club or amounts due Seller under the Purchase Agreement for such Member's Membership. Written notice of suspension, the reasons therefor and the length thereof shall be given to the suspended Member and the suspension shall become effective on the date such notice is given. In the event such suspension is based on the failure of a Member to pay Assessments or any other amount owed to the Club, then such Member's Membership in the Club shall be terminated, in accordance with the terms and conditions set forth in the Bylaws, if said Member fails to cure the payment delinquency within ninety (90) days. In the event said Member cures the payment delinquency within the above stated ninety (90) day period, the suspended privileges of such Member shall be reinstated automatically at such time as the Member shall have paid, in cash or by cashier's or certified check, all amounts past due as of the date of such payment together with any late charges and interest thereon. If such suspension of privileges is based on the failure of a Member to pay amounts owed to Seller, or its successors, pursuant to such Member's Purchase Agreement, then such Member's Membership in the Club shall be terminated, in accordance with the terms and conditions set forth in the Purchase Agreement, if said Member fails to cure the payment delinquency within 30 days of the mailing of a Notice of Default. In the event said Member cures the payment delinquency within the above stated 30 day period, the suspended privileges of such Member shall be reinstated automatically at such time as the Member shall have paid, in cash or by cashier's or certified check, all amounts past due as of the date of such payment together with any late charges and interest thereon. If such suspension of privileges is based on any other act or omission of a Member, the suspended privileges shall be automatically reinstated upon the expiration of the suspension period stated in the suspension notice. Nothing herein shall be deemed to limit, or restrict any of Seller's remedies under such Member's Deed of Trust in accordance with Arizona law.

                                  ARTICLE VII
                       DAMAGE, DESTRUCTION, CONDEMNATION

     Section 7.01. General. In the event of any damage or destruction of, whether resulting from an insured or uninsured casualty, or a partial taking in condemnation proceedings relating to, the Property or the Common Furnishings, the Club and Seller shall, subject to the provisions of this Article, cause such damage or destruction to be repaired or replaced, as the case may be, and shall use any available insurance or condemnation proceeds for such purpose. If the damage or taking is not covered by insurance proceeds or by condemnation proceeds, or if the available funds are insufficient, the Board shall, subject to the provisions of this Article, levy a Capital Assessment at a uniform rate against all Members for the amount required to meet the cost of such repair or restoration. If the damage or destruction was caused by the act or omission of any Member or his/her Permitted User, the cost of such repair or the amount of such deficiency shall be a Personal Charge and shall be paid by such Member as provided in Section 5.07 above. To the extent the Club is unable, after reasonable effort, to collect the cost of the repair or the amount of the deficiency from such Member, said cost or deficiency shall become a Common Expense of the Members. Except, however, expenses related to any damage or destruction caused by a Renter shall, subject to normal wear and tear and to the extent not covered by insurance, be the sole responsibility of Seller.

     Section 7.02. Extensive Damage or Destruction. If the amount of the Capital Assessment which is required under Section 7.01 above, shall exceed One Hundred Thousand Dollars ($100,000), such Capital Assessment must be approved in advance by the vote or written consent of a majority of the Members of the Club. If such Capital Assessment is not so approved within one hundred eighty (180) days following the date of such damage, destruction or condemnation judgment, such Capital Assessment shall be deemed disapproved. Such disapproval shall constitute an election to terminate this Plan with respect to the portion of the Property damaged, destroyed or taken by condemnation. With respect to the portion of the Property so damaged, destroyed or taken, termination of the Plan shall occur in accordance with Section 9.02 below, and the recordation of an amendment stating that the Plan, with respect to such portion of the Property, has been so terminated. Any insurance proceeds or condemnation proceeds received as a result of such damage, destruction or taking, shall be (i) used by Seller to purchase an additional number of Units equal to the number of Units destroyed or rendered unfit for occupancy ("Destroyed Units"), or (ii) paid to Members to redeem and cancel a number of Memberships and the Deeds relating to such Memberships equal to the number of Destroyed Units multiplied by the number of Occupancy Periods in each such Unit, provided that no payment shall be made to any Member to redeem such Member's Membership until any amounts due Seller under the Purchase Agreement for such Membership and any amounts due to the Club from such Member have been paid.

     Section  7.03.   Excess  Insurance   Proceeds.   Any  excess  insurance  or
condemnation   proceeds  over  the  cost  of  repair  or  restoration  shall  be distributed to Seller and the Club, pro rata.


                                  ARTICLE VIII
                                SELLER'S RIGHTS

     Nothing in the Plan shall limit, and no Member or the Club shall do anything to interfere with, the right of Seller to complete improvements to and on the Property or any portion of the Property or to alter the foregoing or its construction plans and designs, or to construct such additional improvements as Seller deems advisable in the course of development of the Property. Such right shall include, but shall not be limited to, the right to hook up to the sewer system being constructed by the City of Sedona and to install and maintain such structures, displays, signs, billboards, flags and sales offices as may be reasonably necessary for the conduct of its business as owner and operator of the Resort and selling Memberships in the Club. Each Member by accepting a Membership Certificate acknowledges that certain activities of Seller may temporarily impair the view of such Member and may constitute an inconvenience or nuisance to the Members and consents to such impairment, inconvenience or nuisance. Seller may use any Units in the Property as model complexes or real estate sales or leasing offices. Seller need not seek or obtain Club approval of any improvement constructed or placed by Seller on any portion of the Property. The right of Seller hereunder and elsewhere in this Plan may be assigned by Seller to any successor in interest by a written assignment. Notwithstanding any other provision of the Plan, the prior written approval of Seller, as developer of the Property, will be required before any amendment to this Article VIII shall be effective.



                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     Section 9.01. Amendment. This Plan may be amended as follows:

          (a) By the vote or written consent of a majority of the Board, acting on behalf of the Club, in its discretion at any time, in order that the provisions of this Plan shall comply with the regulatory requirements of any jurisdiction in which the Club plans to issue Membership Certificates or have Members;

          (b) By the vote or written consent of seventy-five percent (75%) of all of the Members (including Seller) of the Club; or,

          (c) By the vote or written consent of the Board, acting on behalf of the Club, in its discretion at any time.

     Any amendment shall be binding upon every Member. Any amendment authorized hereby shall be evidenced by an instrument in writing, signed and acknowledged by a majority of the Board which amendment shall be effective upon filing with the Secretary of the Club.

     Section 9.02. Termination. This Plan shall terminate with respect to any portion of the Property upon satisfaction of the conditions set forth in Section
7.02 and upon the registration or recordation of an amendment stating that this Plan is terminated pursuant to this Section 9.02. Each Member, by acceptance of a Membership Certificate, whether or not it shall be so expressed in the Purchase Agreement, hereby appoints the Club as his/her attorney-in-fact for his/her use and benefit, to execute, acknowledge and deliver on behalf of each Member any instrument or document which is required in order to effect a sale, conveyance or transfer of any Membership, Deed, or, if applicable, the Property, pursuant to this Section 9.02. Each Member does further give and grant unto the Club, as his/her attorney-in-fact, full power and authority to do any act necessary and proper to be done in the exercise of the foregoing power as fully as each Member might or could do. The special power of attorney is coupled with an interest, irrevocable and binding on the successors and assigns of each Member. In the event of termination, the proceeds of any sale of the Memberships, Deeds, or, if applicable, the Property, after satisfaction of any debt owed to Lender, shall be distributed to each Member (subject to the rights of any Lender) in the same proportion as the number of Memberships owned by each Member as of the date of termination of the Plan bears to the Total Authorized Memberships, provided that no payment shall be made to any Member until any amounts due Seller under the Purchase Agreement for such Membership and any amounts due to the Club from such Member have been paid from such Member's share.

     Section 9.03. Notices. Notices provided for in this Plan shall be in writing and shall be deemed given when hand delivered at the appropriate address set forth below (in which event such notice shall be deemed effective upon delivery) or the earlier of actual receipt of any notice or seventy-two (72) hours after deposit of same in any authorized mailbox, postage prepaid, addressed as set forth below. Any notice to a Member required under this Plan shall be addressed to the Member at the last address for such Member appearing in the records of the Club or, if there be none, at the address of the Property. Notices to the Club shall be addressed to Sedona Vacation Club Incorporated, 2777 E. Camelback Road, Phoenix, Arizona 85016. Notices to the Managing Agent shall be addressed to LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP, 2777 E. Camelback Road, Phoenix, Arizona 85016. The addresses for purposes of this
Section 9.03 may be changed by giving written notice in the manner herein provided for giving notice. Unless and until such written notice is received, the last address as stated by written notice shall be deemed to continue in effect for all purposes hereunder.

     Section 9.04. Severability. If any provision of this Plan or the application thereof in any circumstances, shall be held invalid, the validity of the remainder of this Plan and the application of such provision or part under any other circumstances shall not be affected hereby.

     Section 9.05. Successors. The provisions of this Plan shall be binding upon all parties having or acquiring any Membership, Deed, or any right, title or interest therein and shall be for the benefit of each Member and his/her heirs, successors and assigns. Each Member (including Seller) shall be fully discharged and relieved of liability on the covenants herein as such covenants relate to each Membership upon ceasing to own such Membership and paying all sums and performing all obligations relating to each Membership up to the time his/her Membership interest terminated.

     Section 9.06. Violation or Nuisance. Every act or omission whereby any provision of this Plan, the Bylaws or the Rules and Regulations is violated, in whole or in part, is hereby declared to be a nuisance and may be enjoined or reduced whether or not the relief sought is for negative or affirmative action, by the Club or any Member.

     Section 9.07. Interpretation. The captions of the Articles and Sections are for convenience only and shall not be considered to expand, modify or aid in the interpretation of this Plan. As used herein the singular shall include the plural, the masculine shall include the feminine and visa versa.

     Section 9.08. No Waiver. The failure to enforce any provision of this Plan shall not constitute a waiver thereof or of the right to later enforce such provision.

     Section 9.09. Applicable Law. This Plan is to be enforced and interpreted according to the laws of the State of Arizona.

     The Club and Seller have executed this Plan to be effective as of the date first written on page one above.


                                     SEDONA VACATION CLUB INCORPORATED,
                                     an Arizona nonprofit corporation


                                     By   Alan J. Tucker
                                        --------------------------------

                                     Its  President
                                        --------------------------------

                                          "Club"

                                     LOS ABRIGADOS PARTNERS LIMITED PARTNERSHIP,
                                     an Arizona limited partnership
                                     By:  ILE Sedona Incorporated,
                                     its managing general partner


                                     By   Joseph P. Martori
                                        --------------------------------
                                     Its  President
                                        --------------------------------

                                          "Seller"

STATE OF ARIZONA    )
                    ) ss.
COUNTY OF Maricopa  )

     This instrument was acknowledged before me this 11th day of January, 1995 by Alan J. Tucker, as President of SEDONA VACATION CLUB INCORPORATED, an Arizona non-profit corporation, on behalf of the Corporation.

                                     Stephanie D. Castronova
                                     -------------------------------------
                                     Notary Public

My Commission Expires:

  March 20, 1998
--------------------------



STATE OF ARIZONA    )
                    ) ss.
COUNTY OF Maricopa  )

     This instrument was acknowledged  before me this 11th day of January,  1995
by  Joseph  P.  Martori,   as  President  of  LOS  ABRIGADOS   PARTNERS  LIMITED
PARTNERSHIP, an Arizona limited partnership, on behalf of the Partnership.

                                      Stephanie D. Castronova
                                      -------------------------------------
                                      Notary Public

My Commission Expires:

  March 20, 1998
--------------------------




                                   EXHIBIT A

                     SEDONA VACATION CLUB AT LOS ABRIGADOS

                               LEGAL DESCRIPTION


A parcel of land situated in the Southeast  quarter of the Southeast  quarter of
Section 7 and the Northeast quarter of Section 18, Township 17 North, Range 6 East of the Gila and Salt River Meridian in Coconino County, Arizona, including a portion of Lots 1 and 10, and all of Lot 11 in Block I, and a portion of Lot 4, and all of Lots 1, 2 and 3 in Block II of HART'S VILLAGE SUBDIVISION, according to the plat thereof recorded in Book 2 of Maps, Page 54 of the Coconino County Recorder's Office, together with portions of Forest Drive, Black Road and Orchard Drive, abandoned by Order recorded July 25, 1955 in Book 78 of Official Records, Page 23 and 24, all being more particularly described as follows:

Commencing at the Northeast corner of said Section 18 as marked by a B.L.M. brass capped pipe;

thence S 89d 51m 39s W (S 89d 48m W rec.) a distance of 261.99 (262.00 rec.) feet along the North line of said Section 18 to the Westerly right-of-way line of Arizona State Highway 179, being the TRUE POINT OF BEGINNING;

thence S 17d 50m 29s W (S 18d 17m W rec.) a distance of 452.29 (452.23 rec.) feet along said Westerly right-of-way line of Arizona State Highway 179 to a Point of Curvature;

thence Southwesterly along said Westerly right-of-way line of Arizona State Highway 179, being a curve concave to the Northwest having a central angle of 10d 48m 11s, chord bearing of S 23d 14m 34.5s W and radius of 921.93 feet a distance of 173.83 (173.78 rec.) feet to a point;

thence N 61d 21m 20s W (N 60d 55m W rec.) a distance of 100.00 (100.00 rec.) feet to a point in Oak Creek;

thence S 38d 21m 31s W (S 38d 48m W rec.) a distance of 315.70 (315.71 rec.) feet to a point in Oak Creek;

thence S 46d 56m 20s E (S 46d 30m E rec.) a distance of 100.00 (100.00 rec.) feet to a point on said Westerly right-of-way line of Arizona State Highway 179;

thence S 43d 03m 40s W (S 43d 30m W rec.) a distance of 121.37 (121.40 rec.) feet along said Westerly right-of-way line of Arizona State Highway 179 to a Point of Curvature;

thence Southwesterly along said Westerly right-of-way line of Arizona State Highway 179 being a curve concave to the Southeast having a central angle of 18d 10m 54s, chord bearing of S 33d 58m 13s W and radius of 605.96 feet a distance of 192.29 (201.40 rec.) feet to a point on the following described line;

thence S 89d 42m 41s W (West rec.) a distance of 108.01 (115 rec.) feet along a line lying 200.00 feet North of and parallel with the South line of the Northeast quarter of the Northeast quarter of said Section 18 to a point in Oak Creek; then N 31d 30m 00s E (N 31d 30m E rec.) a distance of 436.04 (430.00 rec.) feet to a point in Oak Creek;

then S 83d 00m 00s W (S 83d W rec.) a distance of 130.00 (125 rec.) feet to a point in Oak Creek;

then S 78d 00m 00s W a distance of 160.00 (160.5 +or- rec.) feet to a point in Oak Creek;

then S 44d 25m 00s W a distance of 24.36 (16.33 rec.) feet to a point in Oak Creek;

then N 11d 53m 00s W a distance of 122.98 (120.59 rec.) feet to a point;

thence N 04d 30m 00s W a distance of 180.60 feet to a point;

thence N 77d 27m 00s W (N 77d 44m W rec.) a distance of 564.08 feet to a Point of Curvature;

thence Northwesterly along a curve concave to the Northeast having a central angle of 27d 43m 44s (27d 43m 40s rec.), chord bearing of N 63d 35m 08s W and radius of 261.07 (261.07 rec.) feet, a distance of 126.35 (126.3 rec.) feet to a point of non-tangency;

thence West (West rec.) a distance of 51.84 (41.85 rec.) feet to a point;

thence N 05d 20m 14s E (N 05d 17m E rec.) a distance of 54.50 (61.7 rec.) feet to a point;

thence N 34d 13m 46s W (N 34d 17m W rec.) a distance of 27.64 (26.3 rec.) feet to a point on the Southeasterly right-of-way line of Brewer Highway according to the plat thereof recorded in Book 2 of Maps, Page 139 of the Coconino County Recorder's Office;

thence N 58d 03m 46s E (N 57d 28m E rec.) a distance of 48.71 (44.3 rec.) feet along said Southeasterly right-of-way line of Brewer Highway to a Point of Curvature;

thence Northeasterly along said Southeasterly right-of-way line of Brewer Highway, being a curve concave to the Northwest having a central angle of 43d 33m 43s (43d 57m rec.), chord bearing of N 36d 16m 54.5s E and radius of 176.24 (176.24 rec.) feet, a distance of 134.00 (135.19 rec.) feet to a Point of Tangency;

thence N 14d 30m 03s E (N 13d 31m E rec.) a distance of 113.94 (109.18 rec.) feet along said Southeasterly right-of-way line of Brewer Highway to a point on the North line of said Section 18;

thence N 89d 51m 39s E a  distance  of 352.42  feet  along  said  North  line of
Section 18 to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 7;

thence N Old 04m 02s W (N Old 40m 30s W rec.) a distance of 158.79 feet along the West line of said Southeast quarter of the Southeast quarter of Section 7 to a point; thence S 83d 17m 23s E a distance of 65.58 feet to a point;

thence S 02d 32m 25s W a distance of 23.84 feet to a point;

thence N 89d 16m 39s E a distance of 15.50 feet to a point on the East line of said Lot 1 of Block I of the HART'S VILLAGE SUBDIVISION lying N 05d 45m 06s W a distance of 8.20 feet from a 1/2" pipe found at the Southwest corner of Lot 10 of said Block I;

thence S 89d 48m 35s E (S 89d 22m E rec.) a distance of 176.73 feet to a point;

thence N 00d 11m 34s W a distance of 52.03 feet to a point;

thence N 89d 51m 39s E a distance of 1.50 feet to a point on the center line of Orchard Drive (presently abandoned) of said HART'S VILLAGE SUBDIVISION;

thence N 89d 51m 39s E a distance of 23.04 feet along the North line (and its Westerly extension) of Lot 1 of Block II of said HART'S VILLAGE SUBDIVISION to a point;

thence N 00d 08m 21s W (N 00d 43m 2 rec.) a distance of 112.73 feet to a point on the center line of a private road easement described in Docket 930, Page 406 of the Coconino County Recorder's Office;

thence N 88d 39m 39s E (N 88d 05m E rec.) a distance of 46.79 feet along said center line of private road easement to a point;

thence N 58d 01m 39s E (N 57d 27m E rec.) a distance of 11.83 (13.52 rec.) feet along said center line of private road easement to the East line of Lot 4 of Block II of said HART'S VILLAGE SUBDIVISION;

thence S 41d 22m 21s E (S 41d 21m E rec.) a distance of 159.50 (159.22 rec.) feet to the North corner of Lot 3 of Block II of said HART'S VILLAGE SUBDIVISION;

thence S 47d 58m 21s E a distance of 75.00 (75 rec.) feet to an angle point in the Northeasterly line of said Lot 3;

thence S 32d 50m 18s E (S 32d 50m E rec.) a distance of 154.77 feet along the Northeasterly line (and its Southeasterly extension) of said Lot 3 to a point on the North line of said Section 18;

thence N 89d 51m 39s E a distance of 0.31 feet along said North line of Section 18 to a point;

thence S 34d 46m 21s E (S 34d 50m E rec.) a distance of 160.69 feet to a point;

thence S 63d 10m 57s W a distance of 198.38 feet to a point;

thence S 00d 03m 39s W (South rec.) a distance of 71.38 feet to a point;
thence N 89d 51m 39s E (N 89d 48m E rec.) a distance of 322.58 feet to a point;

thence N 16d 01m 39s E (N 15d 58m E rec.) a distance of 304.70 (304.70 rec.) feet to a point on the North line of said Section 18;

thence N 89d 51m 39s E (N 89d 48m E rec.) a distance of 154.01 (153.93 rec.) feet to the TRUE POINT OF BEGINNING.


EXCEPT THE FOLLOWING AREAS SITUATED UPON SUCH REAL PROPERTY:

(1) the On the Rocks Lounge and any and all other lounge or bar facilities (except those bar facilities located within the Units) now or hereafter existing on the Property,

(2) the Sedona Health Spa at Los Abrigados together with the patio area on the second floor adjacent to the Sedona Health Spa at Los Abrigados and any and all health or fitness related facilities (except the swimming pool and the tennis courts) now or hereafter existing on the Property,

(3) the Canyon Rose Dining Room and any and all other dining facilities, snack bars, gift shops and stores now or hereafter existing on the Property,

(4) all conference rooms including the Landmark Room, Coffee Pot Room, Indian Gardens Room, Steamboat Rock Room, Snoopy Rock Room and any and all other conference rooms (except those conference rooms located within the Units) now or hereafter existing on the Property, and

(5) the entire first floor of the main hotel structure, which floor contains the hotel registration desk and lobby areas.